STATE OF COLORADO

DEPARTMENT OF STATE

CERTIFICATE

I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF INCORPORATION TO AMERICAN BUSINESS SERVICES, INC.

Dated: SEPTEMBER 20, 1991

Natalie Meyer

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

AMERICAN BUSINESS SERVICES, INC.

The undersigned natural person of the age of eighteen years or more, acting as incorporator, desires to form a corporation in accordance with the Colorado Corporation Code, and does hereby adopt the following Articles of Incorporation.

ARTICLE I. -- NAME OF THE CORPORATION.

The name of the corporation shall be AMERICAN BUSINESS SERVICES, INC.

ARTICLE II. -- PERIOD OF DURATION.

The duration of the corporation shall be perpetual.

ARTICLE III. -- PURPOSES AND POWERS.

A. PURPOSES. The purpose for which the corporation is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

B. POWERS. The corporation shall have all of the rights, privileges and powers now or hereafter conferred upon corporations by the Colorado Corporation Code. The corporation shall have and may exercise all powers necessary or convenient to effect any of the purposes for which the corporation has organized.

ARTICLE IV. -- CAPITAL STRUCTURE AND RESTRICTIONS.

A. AGGREGATE SHARES. The Corporation shall have authority to issue a total of 11,000,000 shares, consisting of 1,000,000 shares of preferred stock, par value $0.01 per share (hereinafter the "Preferred Stock"), and 10,000,000 shares of common stock, without par value (hereinafter the "Common Stock"). The powers, preferences, and rights and the qualifications, limitation, or restrictions thereof, of the shares of stock of each class which the Corporation shall be authorized to issue are as follows:

B. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, be entitled to cumulative, noncumulative, or partially cumulative dividends, shall have a

preference over Common stock in the payment of dividends; shall have a preference over Common Stock in the voluntary or involuntary liquidation of the Corporation; and shall be convertible into shares of any other series of Preferred Stock or into shares of Common Stock in such manner as the Board of Directors shall determine. Each series shall be distinctly designated so as to distinguish the shares thereof from all other series of classes. All shares of any one series of the Preferred Stock shall be alike in every particular. The rights of each such series and the qualifications, limitations, or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding, subject to the limitations set forth in this paragraph. No series of Preferred Stock shall be entitled to vote as a class or otherwise on matters voted on by the shareholders of the Corporation, except to the extent designated by the Board of Directors or on those matters on which the consent of the holders of the Preferred Stock is specifically required by the provisions of the Colorado Corporation code, as now existing or as hereafter amended. Subject to the provisions of this paragraph, the Board of Directors of this Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred stock, the designations, rights, preferences, qualifications, limitations, and restrictions, if any, of such series, as set forth below:

1. The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid and the preferences, if any, over any other series as to the payment of dividends;

2. Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitations, a redemption price or prices payable in shares of Common Stock, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

3. The rights and preferences of the holders of the shares in the series in the assets of the Corporation over any other classes, if any, on involuntary liquidation of this Corporation.

4. The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

5. The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation (except a class having prior or superior rights and preferences as to dividends or distribution of assets on liquidation) and the terms and conditions of such conversion or exchange.

6. The distinctive designation of the relative rights and preferences of these shares of any series and the number of shares of Preferred Stock that shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof outstanding from time to time, shall be fixed and determined by action of the Board of Directors.

C. COMMON STOCK. The Common stock of the Corporation shall be nonassessable and shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

1. After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met, and after this Corporation shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then, but not otherwise, the holders of Common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors; and

2. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatsoever kind available for distribution to stock holders, ratably in proportion to the number of shares of Common stock held by each.

D. OTHER PROVISIONS.

1. No shareholder shall have the right to demand payment for his shares in the event of a control share acquisition as provided in the Colorado Corporation Code, which shall not be applicable to the Corporation.

2. The Common Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full, or partial, payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable.

3. The Corporation shall have the power to create and issue rights, warrants or options entitling the holders thereof to purchase from the Corporation any shares of its

Common Stock or any class or classes upon such right. In the absence of fraud, the judgment of the directors as to the adequacy of consideration for the issuance of such rights of options and the sufficiency shall be conclusive.

4. The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares of any interest therein. The Board of Directors is hereby authorized on behalf of the Corporation to exercise the Corporation's right to so impose such restrictions.

ARTICLE V. -- TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS.

No contract or other transactions between the Corporation and any other firm or corporation shall be affected by the fact that a director or officer of the Corporation has an interest in, or is a director or officer of, such other firm or corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation or any transaction in which the Corporation is a party or has an interest. Each person who is now or may become an officer or director of the Corporation is hereby relieved from liability that he might otherwise incur in the event such officer or director contracts with the Corporation, individually or on behalf of another corporation or entity, in which he may have an interest; provided that such officer or director acts in good faith.

ARTICLE VI. -- LIMITATION ON LIABILITY, INDEMNIFICATION.

A director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty, except (i) for any breach of a director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability arising from any action under the Colorado Corporation Code as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer employee, or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred

by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case,such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee or agent of the Corporation has been successful in the merits in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under this article (unless ordered by a court) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final deposition of such action, suit or proceeding as authorized in this article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this article.

The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any By-law, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of heirs, executors and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him in any such capacity or arising out of his status as such whether or no the Corporation would have the power to indemnify him against such liability under the provisions of this article.

A unanimous vote of each class of shares entitled to vote shall be required to amend this article.

<u>**ARTICLE VII. --** CUMULATIVE VOTING.</u>

At the elections of directors of the corporation they shall be elected by a majority vote of the shareholders and the cumulative system of voting of shares of stock shall not be allowed.

<u>**ARTICLE VIII. --** PREEMPTIVE RIGHTS.</u>

No holder of any of the shares of a class or series of stock or options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation or of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock, or carrying any rights of stock, or securities convertible into or exchangeable for stock, or carrying any right to

purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, or others, and on such terms as may be deemed advisable by the Board of Directors in its sole discretion.

ARTICLE IX. -- INITIAL REGISTERED OFFICE AND AGENT.

The address of the initial registered office of the corporation and the name of the initial registered agent at such address is: Phillip E. Ray, 25 Belleview Lane, Littleton, Colorado, 80121.

ARTICLE X. -- PRINCIPAL PLACE OF BUSINESS.

The principal place of business is: 25 Belleview Lane, Littleton, Colorado 80121.

ARTICLE XI. -- INITIAL DIRECTORS.

A. INITIAL DIRECTORS. The initial Board of Directors of the corporation shall consist of one member, each being a natural person of the age of eighteen years or older. The name and address of the person who is to serve as director until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Phillip E. Ray	25 Belleview Lane Littleton, Colorado 80121

B. INCREASE AND DECREASE. The number of directors may be increased or decreased at any time by the addition of or amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of any provision in the bylaws fixing the number of directors, the number shall be the same as provided in these Articles of Incorporation. The number of directors shall be not less than three, except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held by fewer than three shareholders.

ARTICLE XII. -- INCORPORATOR.

The names and addresses of the incorporator is:

Phillip E. Ray
25 Belleview Lane
Littleton, Colorado 80121

Phillip E. Ray

Phillip E. Ray, Incorporator

STATE OF COLORADO)
) SS
COUNTY OF JEFFERSON)

I, G.R. GOODWIN, a Notary Public, hereby certify that on the 19th day of September, 1991, personally appeared before me, Phillip E. Ray, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, that he is a natural person eighteen years of age or more, and that the statements contained therein are true. In witness whereof, I have hereunto set my hand and official seal.

My commission expires: 4/20/93

G.R. Goodwin

Notary

Document processing fee
If document is filed on paper $125.00
If document is filed electronically **$ 25.00**
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

E-Filed

Colorado Secretary of State
Date and Time: 10/29/
ID Number: 19911075
Document number: 20
Amount Paid: $25.00

10/29/200

ABOVE SPACE FOR OFFICE USE ONLY

Amended and Restated Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

ID number: 19911075291

1. Entity name: AMERICAN BUSINESS SERVICES, INC. Reinstated 2005
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: ______________________
(if applicable)

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ______________________
(mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

5. The amended and restated constituent filed document is attached.

6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

7. *(Optional)* Delayed effective date: ______________________
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Ray	Phillip	E	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

4980 Silver Pine Drive
(Street name and number or Post Office Box information)

Castle Rock	CO	80108
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ *and include an attachment stating the name and address of such individuals.)*

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.